UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 30, 2011

ATRINSIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 7th Avenue, 10th Floor, New York, NY 10018
(Address of Principal Executive Offices/Zip Code)

(212) 716-1977
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Information

On May 31, 2011, the Company sold to investors (the “Buyers”) Secured Convertible Promissory Notes (the “Notes”) in the original aggregate principal amount of $5,813,500, which Notes are convertible into shares of the Company’s common stock.  The Company is authorized to issue up to an aggregate of 100,000,000 shares of common stock.  As of the close of business on January 3, 2012, the Company had received Note conversion requests from certain Buyers such that all of the Company’s remaining authorized but unissued shares will be issued to such Buyers to partially pay down their Notes in accordance with their terms.  As of the close of business on December 30, 2011, the Company had 47,654,144 shares issued and outstanding and as of the close of business on January 5, 2012, the Company had 87,060,096 shares issued and outstanding, which share numbers include 681,509 shares held in treasury by the Company.  Since the close of business on December 27, 2011, the Company has issued an aggregate of 68,935,900 shares of its common stock to certain Buyers to partially pay down their Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atrinsic, Inc.

Date: January 6, 2012	By:	/s/ Nathan Fong
Nathan Fong
Chief Financial Officer